Exhibit 1.1

APNIMED, INC.

(a Delaware corporation)

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [•], 2026

APNIMED, INC.

(a Delaware corporation)

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2026

BofA Securities, Inc.

Evercore Group L.L.C.
Cantor Fitzgerald & Co.

as Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o Cantor Fitzgerald & Co.

110 East 59th Street, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Apnimed, Inc., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Evercore Group L.L.C. (“Evercore”) and Cantor Fitzgerald & Co. (“Cantor”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom BofA, Evercore and Cantor are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of [•] additional shares of Common Stock. The aforesaid [•] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 3(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

SECTION 1. Introductory.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this underwriting agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S‑1 (No. 333-[•]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [•] P.M., New York City time, on [•], 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors in connection with the offer and sale of the Securities undertaken in reliance on Section 5(d) of, or Rule 163B, under the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 2.
Representations and Warranties.
(a)
Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)
Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has been declared effective under the 1933 Act by the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act by the Commission, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)
Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, when considered together with the Registration Statement, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, at the Closing Time and at any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package or (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)
Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
(iv)
Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are, or in the case of reliance on Rule 163B under the 1933 Act, the Company reasonably believes are, “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act or institutions that are reasonably believed to be “accredited investors” within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.
(v)
Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)
Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity (“Person”) authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).
(vii)
Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii)
Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.
(ix)
No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(x)
Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably expected to, singly or in the aggregate, result in a Material Adverse Effect.
(xi)
No Subsidiaries. The Company has no subsidiaries.
(xii)
Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the automatic conversion of any shares of preferred stock or Class B common stock and Class C common stock of the Company, or the reclassification of Class A common stock of the Company, in each case into shares of Common Stock as a result of the offering contemplated hereby as described in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non‑assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xiii)
Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiv)
Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.
(xv)
Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(xvi)
Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not be reasonably expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any U.S. or non-U.S. federal, national, state, local or other governmental, administrative or regulatory authority, agency or body, court, arbitrator or self-regulatory organization (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or the U.S. Centers for Medicare and Medicaid Services) or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Authority”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority, except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
(xvii)
Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(xviii)
Absence of Proceedings. There is no written correspondence or written notice of any action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company, which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might reasonably be expected to, singly or in the aggregate, materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental actions, suits, inquiries, investigations or proceedings to which the Company is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.
(xix)
Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xx)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”)..
(xxi)
Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, clearances, certificates, consents and other authorizations issued by the appropriate Governmental Authorities necessary to conduct the business now operated by it (collectively, “Governmental Licenses”) (including, without limitation, all such Governmental Licenses required by any Governmental Authority engaged in the regulation of preclinical studies, clinical trials or activities related to the business now operated by the Company in such jurisdictions), except where the failure so to possess such Governmental Licenses would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the suspension, revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an adverse decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxii)
Title to Property. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially adversely affect the value of such property and do not adversely interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxiii)
Possession of Intellectual Property. The Company owns or possesses, or has a valid license to, all patents and patent applications, patent rights, statutory invention rights, invention disclosures, design rights, rights in utility models and industrial designs, registered and unregistered copyrights (including copyrights in software), rights in inventions, technology and software, data, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), Internet domain names, trademarks, service marks, business names, trade names, logos, slogans, trade dress and any other designations of source or origin, and any applications (including provisional applications), registrations, or renewals for any of the foregoing, together with the goodwill associated with any of the foregoing, rights to publicity and privacy, and/or other intellectual property (collectively, “Intellectual Property”) used in or necessary to carry on the business now operated by the Company and as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where failure to own or possess or have a valid license would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of infringement and there is no infringement, misappropriation, or other violation of or conflict with any Intellectual Property rights of others by the Company or its business. There is no pending or threatened action, suit, proceeding or claim regarding the subject matter of the foregoing sentence, and the Company is unaware of any facts or circumstances which would form a reasonable basis for any such claim. (A) To the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company (such Intellectual Property, the “Company Intellectual Property”) is valid, subsisting and enforceable; (B) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the Company’s rights in, or the validity, ownership, registrability, enforceability or scope of, any Company Intellectual Property; and (C) the Company is unaware of any facts or circumstances which would form a reasonable basis for any such claim. The Company expressly excludes any representation that pending Company Intellectual Property will be granted. To the knowledge of the Company, there is no infringement, misappropriation, or other violation of any Company Intellectual Property by any third party and there is no pending or threatened action, suit proceeding or claim by the Company against a third party regarding the foregoing. (a) The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, (b) the Company has not received any written notice alleging any such noncompliance and is unaware of any facts or circumstances which would form a reasonable basis for any such claim and (c) all such agreements are in full force and effect. All material Company Intellectual Property has been duly maintained and is in full force and effect and there are no material defects in, including in connection with the filing and prosecution of, any of the Company Intellectual Property. Each person who is, was or is expected to be involved in the creation or development of any Intellectual Property for or on behalf of the Company has executed a valid written agreement containing an effective and enforceable assignment to the Company of such person’s rights in and to such Intellectual Property and, to the knowledge of the Company, no employee of the Company is in or has ever been in violation of any term of any agreement or covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company. The Company has taken all reasonable steps necessary to maintain and protect the confidentiality of the material trade secrets and other material confidential Intellectual Property used in connection with the business of the Company and the confidentiality of such material trade secrets and material confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to appropriate nondisclosure and confidentiality agreements. No university, military, educational institution, research center, Governmental Authority or other organization has funded, contributed to or sponsored research and development activities conducted by the Company, and no university, military, educational institution, research center, Governmental Authority or other organization has any claim of right to, ownership of or other lien on any Company Intellectual Property, nor has there been any involvement of a university, military, educational institution, research center, Governmental Authority or other organization that would negatively affect the proprietary nature of or restrict the ability of the Company to enforce or license rights in or to, or exclude others from using, any Company Intellectual Property, with the exception that Company Intellectual Property exclusively licensed to the Company by Brigham & Women’s Hospital (“BWH”) is subject to certain rights held by BWH and the U.S. Government as described in the Registration Statement under the heading “Business—Licenses and Collaborations—BWH License”.
(xxiv)
Environmental Laws. Except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.
(xxv)
Accounting Controls. The Company maintains effective internal control over financial reporting (as defined under Rules 13a-15 and 15d‑15 under the rules and regulations of the Commission under the Securities and Exchange Act of 1934, as amended (the “1934 Act,” and such rules and regulations, the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
(xxvi)
Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is taking reasonable steps to enable it to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.
(xxvii)
Payment of Taxes. The Company has filed all federal, state, local and foreign tax returns except insofar as the failure to file such returns would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns (taking into account permitted extensions), except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with GAAP or (ii) insofar as the failure to pay such taxes would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no tax deficiencies which could reasonably be expected to be determined adversely to the Company (in each case except for cases where a tax deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
(xxviii)
Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by similarly sized companies of established repute engaged in the same or similar business and at the same or similar stage of development, and all such insurance is in full force and effect, except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.
(xxix)
Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxx)
Absence of Manipulation. Neither the Company, nor to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxxi)
Foreign Corrupt Practices Act. Neither of the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxii)
Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxiii)
OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxiv)
Reserved.
(xxxv)
Lending Relationship. The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(xxxvi)
Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xxxvii)
Compliance with Health Care Laws. (i) The Company and its respective directors and officers and, to the Company’s knowledge, its respective agents and representatives are and at all times have been in compliance with all Health Care Laws (as hereinafter defined), except as would not be reasonably expected to, singly or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to: the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the U.S. Controlled Substances Act (21 U.S.C. § 801 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other similar state, local, federal or foreign health care laws and the regulations promulgated pursuant to such laws, including all laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of the Company’s product candidates, each as amended from time to time; (ii) the Company has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program; (iii) the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging a violation of any Health Care Laws and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened in writing; (iv) the Company has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written correspondence or written notice from any Governmental Authority alleging or asserting material non-compliance with (x) any Health Care Laws or (y) any Governmental Licenses required by any such Health Care Laws; (v) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were, to the Company’s knowledge, complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (vi) neither the Company nor its directors, officers, employees or, to the Company’s knowledge, agents are or have been debarred, suspended or excluded, or have been convicted of any crime or engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program, human research study, clinical trial, or clinical registry, or, to the knowledge of the Company, are subject to a formal inquiry, investigation, proceeding, or other similar action by any Governmental Authority that could reasonably be expected to result in debarment, suspension, or exclusion; and (vii) the Company is not a party to and the Company does not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by a Governmental Authority.
(xxxviii)
Research, Preclinical Studies and Clinical Trials. The research and preclinical studies and clinical trials conducted by, on behalf of, or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the General Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, were, and if still pending, are being conducted in all respects in material compliance with the experimental protocols established for each study, trial or clinical registry, as well as all applicable local, state and federal laws, rules and regulations of the FDA, the EMA and comparable drug regulatory agencies outside of the United States to which they are subject (such institutional review boards, ethics review boards, committees, the FDA, the EMA or any comparable regulatory agencies, collectively, the “Regulatory Authorities”) and any and all other applicable Health Care Laws; the descriptions in the Registration Statement, the General Disclosure Package or the Prospectus of the results of such studies and clinical trials are accurate, complete and not misleading in all material respects and do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; the Company has no knowledge of any other studies or clinical trials not described in the Registration Statement, the General Disclosure Package and the Prospectus, the results of which are materially inconsistent with or materially call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the current state of development; the Company has not received any written notice, correspondence or other written communications from the Regulatory Authorities requiring or threatening (i) the termination or suspension or clinical hold of any studies or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, or (ii) the material modification of any studies or clinical trials that would cause them to materially differ from their descriptions in the Registration Statement, the General Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or clinical trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.
(xxxix)
Health Care Products Manufacturing. The manufacture of the Company’s product candidates by or on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 210 and 211, and, to the extent applicable, the respective counterparts thereof promulgated by any other Governmental Authorities. To the knowledge of the Company, the Company has not had any manufacturing site (whether Company-owned, or that of a third party manufacturer for the Company’s product candidates) subject to a

Governmental Authority (including FDA or EMA) shutdown or import or export prohibition, nor received any written FDA, EMA or other Governmental Authority “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, or to the knowledge of the Company, have received written requests to make material changes to the Company’s product candidates, processes or operations, or similar written correspondence or written notice from the FDA, EMA or other Governmental Authority alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, EMA or other Governmental Authority. To the knowledge of the Company, neither the FDA, EMA nor any other Governmental Authority is considering such action.
(xl)
Reserved .
(xli)
No Rated Securities. The Company does not have any debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).
(xlii)
ERISA Compliance. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) for which the Company or its “ERISA Affiliates” (as defined below) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), (ii) no “reportable event” (within the meaning of Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, (iii) no Plan, if such Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (iv) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (B) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (C) Sections 302 and 303, 406, 4063 and 4064 of ERISA, (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the IRS upon which it can rely, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for the application to the IRS for a determination of the qualified status of such Plan for any period for which such Plan would not otherwise be covered by an IRS determination and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification, (vi) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company and (vii) the Company does not have any “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

(xliii)
Information Technology, Cybersecurity and Data Protection. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data and databases used by the Company (including personally identifiable information, trade secrets or protected health information as required by any Health Care Laws and the data and information of their respective patients, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, and any such data processed or stored by third parties on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”); (B) the Company has not been notified of, and has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to the IT Systems and Data and no person has claimed or threatened to claim, and, to the Company’s knowledge, no grounds exist for an individual to claim, compensation from the Company for breaches of the IT Systems and Data; and (C) the Company has implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of the IT Systems and Data consistent with industry standards and practices, or as required by applicable Health Care Laws, data privacy and protection laws and regulatory standards. The IT Systems and Data (a) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company as now operated and as currently proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, (b) in satisfactory working order, substantially free from reproducible programming errors or defects and (c) do not contain viruses, worms, time bombs, back doors, Trojan horses or other malicious code, bugs, faults or other devices, errors, contaminants or effects that materially disrupt or materially adversely affect their functionality. None of the software developed or owned by the Company is subject to any escrow obligation or any condition, obligation or other requirement that it be licensed pursuant to a free or open source software license or that the source code for such software be delivered, disclosed, licensed or otherwise made available to any other person. The Company is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, published or internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, including the collection, use, transfer, processing, disposal, disclosure, handling, storage and analysis of personally identifiable information, protected health information, consumer information, trade secrets and other confidential information of the Company and any third parties in their possession (“Sensitive Company Data”), and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company has taken all commercially reasonable steps necessary to (1) maintain the confidentiality of the Sensitive Company Data and (2) maintain and protect the integrity, continuous operation, redundancy and security of the IT Systems and Data. The Company has not received any written notice, claim, complaint, demand or letter from any person or Governmental Authority, in respect of their businesses, under applicable laws, rules, regulations, contractual or fiduciary obligations, privacy policies and industry standards regarding misuse, loss, unauthorized destruction or unauthorized access to or disclosure of any Sensitive Company Data, except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. There has been no unauthorized or illegal use of or access to any Sensitive Company Data by any third party. The Company has not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data and, to the knowledge of the Company, is not the subject of any inquiry or investigation by any Governmental Authority or data protection authority regarding any of the foregoing.

(xliv)
Outbound Investment Security Program. The Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. Section 850.209. The Company does not currently, nor does it have plans to, engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. Section 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have voting or equity interest in, or have any contractual power to dictate or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(b)
Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 3.
Sale and Delivery to Underwriters; Closing.
(a)
Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)
Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)
Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 4.
Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)
Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430A, and will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.
(b)
Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)
Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, if requested, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, if requested, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)
Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S‑T.
(e)
Blue Sky Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)
Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission via EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)
Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)
Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the Nasdaq Global Market.
(i)
Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise (including any net exercise or exercise by delivery of already owned shares of Common Stock) of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock or other equity awards covering Common Stock granted, in each case, pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director compensation plan or program or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares or other equity instruments issued pursuant to any plans or programs described in (B), (C) or (D) above, or (F) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in connection with any (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures or (4) strategic alliances or relationships; provided, that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 5% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this clause (F) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.
(j)
If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 6(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(k)
Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.
(l)
Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement which has not been superseded or modified, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)
Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(n)
Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(o)
Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 4(i) hereof.

SECTION 5.
Payment of Expenses.
(a)
Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the

Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to or by the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) subject to the limitation set forth below, the qualification of the Securities under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or with the Company’s prior written consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and, subject to the limitation set for the below, the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 2(a)(ii) herein. For the avoidance of doubt, the Company shall not be responsible for any expense of the Representatives and the Underwriters except as set forth in Section 5, Section 7 and Section 8 hereof, and any counsel fees in connection with clauses (v) and (viii) hereof shall be limited to $50,000 in the aggregate.
(b)
Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their reasonable and documented out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated by the Representatives pursuant to Section 11 hereof, the Company will have no obligation to reimburse any defaulting Underwriter.
SECTION 6.
Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)
Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.
(b)
Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received (i) the favorable opinion and negative assurance letter, each dated the Closing Time, of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters,; and (ii) the opinion, dated the Closing Time, of Honigman LLP, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.
(c)
Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.
(d)
Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.
(e)
Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)
Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.
(g)
Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(h)
No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(i)
Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by all of the Company’s directors, officers and substantially all holders of capital stock..
(j)
Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received from the chief financial officer of the Company a certificate with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus substantially in the form of Exhibit C hereto.
(k)
Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for Company. If requested by the Representatives, (i) the favorable opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Company; and (ii) the favorable opinion of Honigman LLP, intellectual property counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion of such firm required by Section 6(b) hereof.

(iii) Opinions of Counsel for Underwriters. If requested by the Representatives, the favorable opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Touche LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.

(v) Chief Financial Officer’s Certificate. If requested by the Representatives, a certificate from the chief financial officer of the Company, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 6(j) hereof.

(l)
Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(m)
Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 2, 7, 8, 9, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.
SECTION 7.
Indemnification.
(a)
Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all documented out-of-pocket expense whatsoever, as such expenses are reasonably incurred (including the documented fees and disbursements of counsel chosen by the Representatives; provided, however, that the Company shall not be liable for more than one separate counsel for all Underwriters (in addition to a single local counsel)), as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.
Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses reasonably incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses reasonably incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.
Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 10.
Termination of Agreement.
(a)
Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or on the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)
Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 2, 7, 8, 9, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.
SECTION 11.
Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:
(i)
if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)
if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com), (ii) Evercore at 55 East 52nd Street, New York, New York 10055, Attention: ECM General Counsel and (iii) Cantor Fitzgerald & Co., 110 East 59th Street, 6th Floor, New York, New York 10022, Attn: General Counsel (email: #legal-IBD@cantor.com), with a copy to Cleary Gottlieb Steen & Hamilton LLP at One Liberty Plaza, New York, New York 10006, attention of Ilir Mujalovic. Notices to the Company shall be directed to it at Apnimed, Inc. at 39 John F. Kennedy St., 4th Floor, Cambridge, Massachusetts 02138, attention of Barry Wohl, Chief Business Officer, with a copy to Goodwin Procter LLP at 3025 John F Kennedy Blvd., Philadelphia, Pennsylvania 19104, attention of Rachael Bushey and Justin Platt.
SECTION 13.
No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
SECTION 14.
Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15.
Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 16.
Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 17.
GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 18.
Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 19.
TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 20.
Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 21.
Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 22.
Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

APNIMED, INC.

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

EVERCORE GROUP L.L.C.

CANTOR FITZGERALD & CO.

BOFA SECURITIES, INC.

By

Authorized Signatory

EVERCORE GROUP L.L.C.

By

Authorized Signatory

CANTOR FITZGERALD & CO.

By

Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[•].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 3(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

BofA Securities, Inc.	[•]
Evercore Group L.L.C.	[•]
Cantor Fitzgerald & Co.	[•]
LifeSci Capital LLC	[•]

Total	[•]

Sch A - 1

SCHEDULE B-1

Pricing Terms

1. The Company is selling [•] shares of Common Stock.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock.

3. The initial public offering price per share for the Securities shall be $[•].

Sch B - 1

SCHEDULE B-2

Free Writing Prospectuses

[•]

Sch B - 2

SCHEDULE B-3

Written Testing the Waters Communications

[•]

Sch B - 3

Exhibit A

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO SECTION 6(i)

LOCK-UP AGREEMENT

Date: _________

BofA Securities, Inc.

Evercore Group L.L.C.

Cantor Fitzgerald & Co.

as Representatives of the several
Underwriters to be named in the
within‑mentioned Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Re: Proposed Initial Public Offering of Common Stock by Apnimed, Inc.

Dear Ladies and Gentlemen:

The undersigned, a securityholder and/or an officer and/or a director, as applicable, of Apnimed, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc., Evercore Group L.L.C. and Cantor Fitzgerald & Co. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the initial public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a securityholder and/or an officer and/or a director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”) (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. If the undersigned is an officer and/or director of the Company (whether as of the date hereof or at the time of receiving any shares of the Common Stock), the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed shares of Common Stock the undersigned may purchase in the Public Offering.

If the undersigned is an officer and/or director of the Company (whether as of the date hereof or at the time of receiving any shares of Common Stock), (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, as described below, provided that (1) the Representatives receive a signed lock-up agreement in substantially the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Lock-Up Period with the Commission on Form 4 or Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, in the case of clause (i), (ii), (iii), (iv) and (x) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)
as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(ii)
by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned);

(iii)
by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
(iv)
pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;
(v)
to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned is the legal and beneficial owner of all of the outstanding equity securities or similar interests;
(vi)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;
(vii)
to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(viii)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;
(ix)
to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company; provided that such shares of Common Stock were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering; or
(x)
to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the prospectus for the Public Offering.

Notwithstanding anything herein to the contrary, nothing herein shall prevent or restrict (i) the exercise, vesting or settlement, as applicable, by the undersigned of any outstanding warrant, or any option to purchase Common Stock or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company that is disclosed in the prospectus for the Public Offering, provided that (1) the underlying shares shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement (including in each case by “net” or “cashless” exercise), (2) any filing under the Exchange Act required to be made during the Lock-Up Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause and that no shares were sold by the reporting person and that the shares received upon settlement or exercise of the stock option or vesting or exercise of another equity-based award are subject to a lock-up agreement with the Representatives; and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers; (ii) the establishment of a plan of disposition that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), or the amendment of an existing 10b5-1 Plan, so long as (1) such plan does not provide for sales of Lock-Up Securities during the Lock-Up Period, and (2) any public announcement or filing under the Exchange Act, if required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such 10b5-1 Plan, shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period, (iii) the conversion of the outstanding shares of preferred stock or shares of the outstanding classes of common stock of the Company that are disclosed in the prospectus for the Public Offering, into shares of Common Stock, provided that (1) any such shares of Common Stock received upon such conversion shall be subject to the restrictions on transfer set forth in this lock-up agreement, (2) no filing or public announcement by any party shall be voluntarily made in connection with such conversion, and (3) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such conversion, that no shares were sold by the reporting person and that the shares received upon conversion are subject to a lock-up agreement with the Representatives, or (iv) the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock that has been approved by the Company’s board of directors and involving a Change of Control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not complete, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement (for purposes of this lock-up agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company).

Furthermore and notwithstanding anything to the contrary, the undersigned may sell, transfer, or dispose of or enter into other transactions (including, without limitation, any swap, hedge, or similar agreement or arrangement) relating to shares of Common Stock of the Company purchased by the undersigned in the Public Offering (other than any issuer-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or on the open market following the Public Offering if and only if (i) such sales, transfers, dispositions or other transactions are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, transfers, dispositions or other transactions.

The undersigned acknowledges and agrees that the underwriters have neither provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Public Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the underwriters are not making a recommendation to you to enter into this lock-up agreement and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. The undersigned understands that the Company and the underwriters are relying upon the lock-up agreement in proceeding toward the consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

In the event that a Representative withdraws or is terminated from, or declines to participate in, the Public Offering, all references in this lock-up agreement to the Representatives shall refer to the remaining Representatives. If all Representatives withdraw, are terminated from or decline to participate in the Public Offering, all references in this lock-up agreement to the Representatives shall refer to the lead left book runner in the Public Offering (“Replacement Entity”), and in such event, any written consent, waiver or notice given or delivered in connection with this lock-up agreement by or to such Replacement Entity shall be deemed to be sufficient and effective for all purposes under this lock-up agreement.

Notwithstanding anything to the contrary contained herein, this lock-up agreement, the Lock-Up Period described herein and related restrictions will automatically terminate and the undersigned will be released from all of their or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Commission to withdraw the registration statement relating to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) December 31, 2026 in the event that the Public Offering shall not have occurred on or before such date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional three months).

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

This lock-up agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same lock-up agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this lock-up agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this lock-up agreement will constitute due and sufficient delivery of such counterpart.

[Signature page follows]

Very truly yours,

By:

If not signing in an individual capacity:

______________________________

Name of Authorized Signatory (Print)

______________________________

Title of Authorized Signatory (Print)

(Indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit B

Form of Press Release

TO BE ISSUED PURSUANT TO SECTION 4(j)

Apnimed, Inc.
[•], 2026

Apnimed, Inc. (the “Company”) announced today that BofA Securities, Evercore Group L.L.C. and Cantor Fitzgerald & Co., the lead book-running managers in the Company’s recent public sale of [•] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 2026, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B - 1

Exhibit C

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE TO BE DELIVERED PURSUANT TO SECTION 6(J)

[To come]

C - 1